SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   July 10, 2001


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Wyoming                     0-6814                83-0205516
--------------------------------    -------------     --------------------------
(State or other jurisdiction         (Commission           (I.R.S. Employer
      of incorporation)               File No.)           Identification No.)


     Glen L. Larsen Building
     877 North 8th West
     Riverton, WY                                              82501
-------------------------------------------------     --------------------------
(Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)




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ITEM 5.  OTHER EVENTS

         On June 29, 2001, Rocky Mountain Gas, Inc. ("RMG"), a subsidiary of U.S. Energy Corp., signed and closed on July 10, 2001 a Purchase and Sale Agreement with CCBM, Inc., a Delaware corporation which is wholly-owned by Carrizo Oil & Gas, Inc., Houston, Texas (Nasdaq NMS "CRZO"). Carrizo Oil & Gas, Inc. is engaged in the exploration, development, exploitation and production of oil and gas in proven onshore trends, primarily along the Texas and Louisiana Gulf Coast regions. Carrizo controls significant prospective acreage blocks and uses advanced 3-D seismic techniques to identify potential oil and gas reserves and drilling opportunities. The agreement between CCBM and RMG is intended to finance the further development of the acreage prospective for coalbed methane currently owned by RMG in Montana and Wyoming.

         RMG has assigned CCBM an undivided 50% interest in all of RMG's coalbed properties for a purchase price of $7.5 million by a promissory note payable in principal amounts of $125,000 per month plus interest at an annual rate of 8%, over 41 months (starting July 31, 2001) with a balloon payment due on the forty-second month. The 50% undivided interest is pledged back to RMG to secure the purchase price, and will be released 25% when 33.3% of the principal amount of the purchase price is paid, another 25% when total principal payments reach 66.6% of the principal amount of the purchase price, and the balance of the total 50% undivided interest when all of the principal amount of the purchase price, plus interest at the annual rate of 8%, has been paid to RMG. The purchase price could be reduced, based on allocations made by the parties as to each prospect now in RMG's inventory, if defects in title to parts of RMG's acreage are not cured to CCBM's satisfaction. RMG believes the title defects already identified by CCBM will be cured satisfactorily and that any incurable defects will not affect the purchase price in material amounts.

         To start development of the subject acreage, CCBM has agreed to fund $5 million for an initial drilling program. CCBM will earn a 50% interest in each well drilled and in the associated acreage (i.e., 80 acres per well) and production therefrom. CCBM's ownership so earned will be earned regardless of the status of payments on the promissory note. On these wells, CCBM will pay for all drilling and completion expenses; RMG will be "carried" for its 50% interest in these wells, and will not be required to pay any of such costs for these wells. After the initial $5 million has been spent, which should be sufficient to drill approximately 40 wells, RMG and CCBM each will pay for their 50% share of costs in subsequent wells. Without CCBM's consent, none of the drilling funds can be used for operations associated with water disposal wells, gas compression beyond 100 PSIG, or for facilities downstream of compression beyond 100 PSIG.

         Lease costs, option expense, and all surface use and similar agreements' obligations on the RMG acreage will be paid one-half by RMG and one-half by CCBM, except CCBM will pay up to $500,000 of these costs as part of the $5 million drilling program.

           Drilling is intended to commence in the summer of 2001. Amounts remaining out of the $5 million will be carried over to drilling efforts in calendar 2002 and 2003, or applied to property acquisitions, as agreed upon by the parties. If less than the entire $5 million is spend within two years (subject to extensions due to force majeure), CCBM shall pay RMG one-half the unspent portion of the $5 million. However, this payment obligation back to RMG is subject to RMG complying with all of the terms and provisions of the purchase and sale agreement, the joint operating agreement, and the procedures therein set forth regarding authorizations for expenditures to drill $5 million worth of "reasonable wells" meaning wells which meet these economic criteria: (1) individual well cost (including hook-up to sales) must meet a projected internal rate of return in excess of 15% at prevailing market prices; (2) the wells must be on acreage blocks that are touching and contain minimum sizes (Kirby prospect, at least 2,560 acres; Clearmont, at least 640 acres; and Arvada, at

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least 480  acres);  and (3) no more than 10 wells  per  calendar  year at Oyster
Ridge will qualify as reasonable. The intent of this provision is for CCBM to spend $2.5 million on behalf of RMG. If CCBM fails to do this despite a total of $5 million of reasonable well proposals by RMG, then CCBM shall be obligated to pay any remaining unspent portion of the $2.5 million directly to RMG.

         In addition to its one-half share of revenues in proportion to its one-half share of the working interest, CCBM will be entitled to a credit (applied as a prepayment of the purchase price for the undivided 50% interest in RMG's acreage), equal to 20% of RMG's net revenue interest from wells drilled with the $5 million drilling budget, until the amount of that credit in favor of CCBM equals $1,250,000. This latter amount would be reduced proportionate to any reductions in purchase price due to title defects (see above).

         RMG is the designated operator under a joint operating agreement between RMG and CCBM, which joint operating agreement will govern all operations on the properties which are the subject of the purchase and sale agreement between RMG and CCBM, as well as all operations in the area of mutual interest ("AMI").

         The AMI is established for a four year term starting June 30, 2001 and ending June 30, 2005, and covers the entire state of Wyoming, and the Powder River Basin of Montana, all subject to pre-existing AMIs with Quaneco and Suncor. Operations within the AMI will be governed by the joint operating agreement between RMG and CCBM, with each party owning a 50% interest in the AMI.

         All of the operations on RMG's assets will be overseen by a management committee, with two members from each of CCBM and RMG. All four members must be present to conduct a management committee meeting, to be held at least quarterly. However, RMG shall have a tie-breaking vote concerning all general operations until the $5 million drilling commitment has been expended and until the purchase price has been paid. Once the full purchase price is paid, RMG will allocate (with Quaneco's consent) to CCBM one of RMG's managing member positions with Powder River Gas LLC, which is the operative entity for the acreage RMG holds with Quaneco (formerly Quantum Energy LLC).

         With respect to the Castle Rock prospect in Montana, which is subject to the agreement with Suncor, RMG will be entitled to all proceeds of the approximate $2.9 million which Suncor would owe to RMG if Suncor exercises its option (deadline is February 2002). If Suncor doesn't exercise its option, CCBM will have the right to buy 50% of RMG's interest in the subject 112,000 acres in Montana, for the equivalent value that would have been due to RMG from Suncor. If in this event, CCBM doesn't exercise its purchase right, all the acreage will belong solely to RMG and that acreage will not be subject to the AMI with CCBM. In the meantime, with respect to Suncor's drilling program on this acreage which is scheduled to begin July 2001, RMG will be entitled to have CCBM pay for $225,000 of RMG's drilling obligations; for this funding (part of the $5 million drilling program with CCBM), CCBM will receive an undivided 6.25% working interest on each well so drilled and the 80 acre spacing allocated to each such well, during the 2001 Suncor drilling program.

         CCBM will use its best efforts to seek out, obtain and secure financing and raise no less than $20 million to be used to acquire more properties in the AMI. If CCBM's efforts are not successful by June 3, 2002, the AMI shall be reduced to a 6 mile radius from all existing properties held jointly by RMG and CCBM.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         U.S. ENERGY CORP.


Dated: July 11, 2001              By:       /s/   Daniel P. Svilar
                                         ---------------------------------------
                                         DANIEL P. SVILAR, Assistant Secretary



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